Exhibit 99.1

DAKOTA PLAINS HOLDINGS, INC.

Unaudited Financial Statements of the Acquired Companies

For the Nine-Month Period Ended September 30, 2014

On December 5, 2014, Dakota Plains Holdings, Inc. (“DAKP”, “our” or “we”) entered into a Membership Interest Purchase Agreement (the “Membership Interest Purchase Agreement”) with Dakota Plains Transloading, LLC (“Dakota Plains Transloading”), Dakota Plains Sand, LLC (“Dakota Plains Sand”), Dakota Plains Marketing, LLC (“Dakota Plains Marketing”) and Petroleum Transport Solutions, LLC (“PTS”).  Pursuant to the Membership Interest Purchase Agreement, in exchange for $43 million and the Operational Override, as defined below (1) Dakota Plains Transloading, our wholly-owned subsidiary, acquired all of the limited liability company membership interests of Dakota Petroleum Transport Solutions, LLC owned by PTS, (2) Dakota Plains Sand, our wholly-owned subsidiary, acquired all of the limited liability company membership interests of DPTS Sand, LLC owned by PTS and (3) Dakota Plains Marketing, our wholly-owned subsidiary, acquired all of the limited liability company membership interests of DPTS Marketing LLC owned by PTS.  As a result of such transactions, Dakota Plains Transloading became the sole member of Dakota Petroleum Transport Solutions, LLC, Dakota Plains Sand became the sole member of DPTS Sand, LLC and Dakota Plains Marketing became the sole member of DPTS Marketing LLC.

In addition to $43 million in cash paid to PTS at closing, we agreed to pay to PTS an amount equal to $0.225 per barrel of crude oil arriving at the current transloading facility located on the DAKP property in New Town, North Dakota, up to a maximum of 80,000 barrels of crude oil per day (for a per day maximum payment of Eighteen Thousand Dollars ($18,000)) through December 31, 2026 (the “Operational Override”).  In the event such Operational Override payments, in the aggregate, are less than $10 million, we are obligated to pay PTS the difference on or before January 31, 2027.  Alternatively, at any time we may pay PTS an amount equal to the then-present value (using a nine percent (9%) discount rate) of remaining Operational Override payments assuming maximum volume for the period between the pre-payment date and December 31, 2026.  If we elect to make such early payment, we will have no further obligation related to the Operational Override.

The Membership Interest Purchase Agreement contains certain representations, warranties, covenants and indemnification obligations of the parties.

In connection with the Membership Interest Purchase Agreement, we entered into an Indemnification and Release Agreement dated December 5, 2014, with World Fuel Services Corporation (“WFS”) (the “Indemnification and Release Agreement”). Pursuant to the Indemnification and Release Agreement, WFS, on behalf of itself and its direct and indirect subsidiaries, agreed to indemnify DAKP, Dakota Petroleum Transport Solutions, LLC, DPTS Marketing LLC, and each of their respective officers, managers, directors, employees, affiliates, members, and stockholders, for third party claims in connection with, relating to, or otherwise arising from the train car derailment that occurred in Lac-Mégantic, Quebec, on July 6, 2013 (the “Derailment”). In addition, DAKP, Dakota Plains Transloading and Dakota Plains Marketing, on behalf of itself and each such entity’s direct and indirect subsidiaries, agreed to indemnify WFS and WFS’s officers, managers, directors, employees, affiliates, members, and stockholders for (i) fifty percent (50%) of the documented out-of-pocket costs and expenses incurred by any WFS party as a result of or arising out of certain obligations to railcar lessors; and (ii) fifty percent (50%) of the documented out-of-pocket defense costs and legal expenses incurred by any WFS party in connection with the Derailment. DAKP’s and its affiliates’ total exposure under the indemnification is limited to $10 million in the aggregate. All of the indemnification obligations are net of any insurance proceeds received. To support its indemnification obligations, DAKP placed $3 million in escrow.

In connection with the indemnification, each of DAKP and WFS, on its behalf and on behalf of its affiliates, released the other party and its affiliates from any claims arising in connection with the Derailment, other than those for which indemnification is provided under the Indemnification and Release Agreement.

Pursuant to a Guaranty and Security Agreement, dated December 5, 2014 (the “Seller Guaranty and Security Agreement”), made by Dakota Plains Transloading, Dakota Plains Sand, Dakota Plains Marketing, DAKP and certain subsidiaries of DAKP, DAKP’s obligations under Section 2.2(b) of the Membership Interest Purchase Agreement in respect of the Operational Override, DAKP’s obligations in the Indemnification and Release Agreement and the obligations of DPTS Marketing under five Amended and Restated Railcar Sublease Agreements between DPTS Marketing and Western Petroleum Company are guaranteed by Dakota Plains Transloading, Dakota Plains Sand, Dakota Plains Marketing, DAKP and certain subsidiaries of DAKP, and are secured by a second priority lien in all of the assets of such parties.

The acquisition was funded through cash on hand, proceeds from the recent dissolution of our marketing and trucking joint ventures and a $57.5 million credit facility provided pursuant to a Revolving Credit and Term Loan Agreement, dated December 5, 2014 (the “Credit Agreement”), by and among Dakota Plains Transloading, Dakota Plains Sand, Dakota Plains Marketing, DAKP, the lenders that become from time to time party thereto (the “Lenders”), and SunTrust Bank, as administrative agent for the lenders party from time to time thereto (the “Administrative Agent”).  Pursuant to the terms of the Credit Agreement, the Lenders will extend revolving credit facilities from time to time and term loans to Dakota Plains Transloading, Dakota Plains Sand and Dakota Plains Marketing (the “Borrowers”) to provide (i) funds for the closing in connection with the Membership Interest Purchase Agreement; (ii) refinancing for existing indebtedness; (iii) funds for future permitted acquisitions; (iv) funds for the Borrowers’ working capital and capital expenditures, and for other general corporate purposes; and (v) other permitted purposes.

The Credit Agreement provides for a revolving credit facility of $20 million (the “Revolving Loan Facility”) and one or more tranches of term loans in the aggregate amount of $37.5 million (the “Term Loans” and together with the Revolving Loan Facility, the “Credit Facility”).  A portion of the Revolving Loan Facility is available for the issuance of letters of credit, and the making of any such issuance of letters of credit will reduce the amount available under the Revolving Loan Facility.

The Revolving Loan Facility matures on December 5, 2017. All borrowings under the Revolving Loan Facility must be repaid in full upon maturity. Outstanding borrowings under the Revolving Loan Facility may be re-borrowed and repaid without penalty.  The first tranche of Term Loans is payable in quarterly installments with the first payment due on March 31, 2015 and a maturity date of December 5, 2017.  Repayment of the second tranche of Term Loans is due on December 5, 2015. Under the terms of the Credit Agreement, the Borrowers have the right to increase the commitments to the Revolving Loan Facility and/or the Term Loans in an aggregate amount not to exceed (x) $25,000,000 (such increased commitments, “Tranche B Replacement Commitments”) plus (y) solely after the full amount of all Tranche B Replacement Commitments have been made, $40,000,000, at any time on or before the final maturity date of the relevant facility. In such event, among other conditions, any new lenders would be approved by the Administrative Agent, and the Borrowers would be required to satisfy all conditions to credit extensions in the Credit Agreement, including by being in pro forma compliance with all financial covenants and delivering certain documents, opinions and certificates to the Administrative Agent in connection with the increased commitments.

Following are the unaudited financial statements of the acquired companies for the nine-month period ended September 30, 2014.

DAKOTA PETROLEUM TRANSPORT SOLUTIONS, LLC
UNAUDITED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

REVENUES
Transloading Revenue	$19,103,521

COST OF GOODS SOLD	5,790,010
(exclusive of items shown separately below)

OPERATING EXPENSES
General and Administrative Expenses	1,749,537
Depreciation and Amortization	3,084,093
Total Operating Expenses	4,833,630

NET INCOME	$8,479,881

DAKOTA PETROLEUM TRANSPORT SOLUTIONS, LLC
UNAUDITED BALANCE SHEET
SEPTEMBER 30, 2014

ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$4,457,943
Trade Receivables	1,611,620
Other Current Assets	86,939
Due from Related Party	848,520
Other Receivables	13,720
Total Current Assets	7,018,742
PROPERTY AND EQUIPMENT
Site Development	3,521,526
Terminal	21,105,863
Machinery	17,836,465
Construction in Progress	34,357
Other Property and Equipment	11,610,527
Total Property and Equipment	54,108,738
Less - Accumulated Depreciation	4,289,973
Total Property and Equipment, Net	49,818,765

OTHER ASSETS	409,300

Total Assets	$57,246,807

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$2,416,837
Accounts Payable - Related Parties	297,974
Total Current Liabilities	2,714,811

Total Liabilities	2,714,811

MEMBERS’ EQUITY	54,531,996

Total Liabilities and Members’ Equity	$57,246,807

DAKOTA PETROLEUM TRANSPORT SOLUTIONS, LLC
UNAUDITED STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$8,479,881
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities
Depreciation and Amortization	3,103,019
Non-cash Member Contributions, Rental Expense	29,370
Changes in Working Capital and Other Items
Increase in Trade Receivables	(1,611,620)
Decrease in Other Receivables	55,176
Decrease in Other Current Assets	394,200
Decrease in Due from Related Party	1,991,772
Decrease in Accounts Payable	(289,760)
Increase in Accounts Payable, Related Party	262,095
Increase in Other Assets	(125,000)
Net Cash Provided by Operating Activities	12,289,133

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Property and Equipment	(9,629,067)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash Distributions Paid to Members	(5,123,387)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,463,321)

CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	6,921,264

CASH AND CASH EQUIVALENTS – END OF PERIOD	$4,457,943

Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period for Interest	$-
Cash Paid During the Period for Income Taxes	$-

Non-Cash Financing and Investing Activities:
Purchase of Property and Equipment Paid Subsequent to Period End	$882,153

DPTS MARKETING LLC
UNAUDITED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

REVENUES
Trading Commission Income	$41,637,411

COST OF GOODS SOLD	41,469,548
(exclusive of items shown separately below)

OPERATING EXPENSES
General and Administrative Expenses	2,745,601

LOSS FROM OPERATIONS	(2,577,738)

OTHER INCOME (EXPENSE)
Other Expense, Net	(10,225)

NET LOSS	$(2,587,963)

DPTS MARKETING LLC
UNAUDITED BALANCE SHEET
SEPTEMBER 30, 2014

ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$27,501,495
Trade Receivables	19,945
Other Current Assets	5,602,193
Total Current Assets	33,123,633

Total Assets	$33,123,633

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$8,115,137
Accrued Expenses	1,252,054
Accounts Payable - Related Parties	4,174,674
Total Current Liabilities	13,541,865

Total Liabilities	13,541,865

MEMBERS’ EQUITY	19,581,768

Total Liabilities and Members’ Equity	$33,123,633

DPTS MARKETING LLC
UNAUDITED STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(2,587,963)
Adjustments to Reconcile Net Loss to Net Cash Provided by Operating Activities
Increase in Trade Receivables	(19,945)
Decrease in Prepaid Fuel and Expenses	188,150
Decrease in Other Current Assets	487
Increase in Accounts Payable	855,397
Decrease in Accounts Payable - Related Parties	(735,811)
Due to/Due from Trading Member	11,747,006
Net Cash Provided by Operating Activities	9,447,321

NET INCREASE IN CASH AND CASH EQUIVALENTS	9,447,321

CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	18,054,174

CASH AND CASH EQUIVALENTS – END OF PERIOD	$27,501,495

Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period for Interest	$-
Cash Paid During the Period for Income Taxes	$-

DPTS SAND, LLC
UNAUDITED STATEMENT OF INCOME
FOR THE PERIOD FROM JUNE 1, 2014 (DATE OF INCEPTION)
THROUGH SEPTEMBER 30, 2014

REVENUES
Sand Revenue	$733,355

COST OF GOODS SOLD	343,723
(exclusive of items shown separately below)

OPERATING EXPENSES
General and Administrative Expenses	7,310

NET INCOME	$382,322

DPTS SAND, LLC
UNAUDITED BALANCE SHEET
SEPTEMBER 30, 2014

ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$225,045
Trade Receivables	248,893
Total Current Assets	473,938

Total Assets	$473,938

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$89,616
Total Current Liabilities	89,616

Total Liabilities	89,616

MEMBERS’ EQUITY	384,322

Total Liabilities and Members’ Equity	$473,938

DPTS SAND, LLC
UNAUDITED STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JUNE 1, 2014 (DATE OF INCEPTION)
THROUGH SEPTEMBER 30, 2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$382,322
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities
Increase in Trade Receivables	(248,893)
Increase in Accounts Payable	89,616
Net Cash Provided by Operating Activities	223,045

CASH FLOWS FROM FINANCING ACTIVITIES
Capital Contributions	2,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	225,045

CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS – END OF PERIOD	$225,045

Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period for Interest	$-
Cash Paid During the Period for Income Taxes	$-